Exhibit 99.1

Neonode® Reports Fourth Quarter and Year Ended December 31, 2013 Financial Results

SANTA CLARA, CA. – March 6, 2014 – Neonode Inc. (NASDAQ: NEON), the optical touch technology company, today reported financial results for the fourth quarter and year ended December 31, 2013.

Recent Highlights:

•	Received Microsoft Windows 8 multi-touch Certification for Neonode´s zForce Plus technology
•	Working on PC notebook, all-in-one desktop, and monitor projects with two Tier One OEMs
•	Top-tier printer customer commenced mass-production of high-volume mid-range units in 4Q
•	Signed contract for high-volume low-cost Tier One printers
•	Completed development of a 2D proximity sensing case module for iOS and Android smartphones
•	Currently have 31 patents issued and 87 pending, up from 20 and 80 last quarter
•	Hired four industry veterans, with extensive Tier-One hardware and semiconductor experience, to head global sales, the emerging PC segment, the ramping printer unit, and ASIC development
•	Signed contract with a premier eReader OEM, who should help Neonode recapture market share lost last year

"I am excited to announce that we received Microsoft Windows 8 Certification for our multi-touch PC solutions, which has opened the floodgates for Tier-One PC design opportunities. With our solution’s superior performance, low-cost, and easy high-yield manufacturing, we expect to garner incremental Tier One licenses and wins in the near term”, said Neonode CEO Thomas Eriksson.

“In addition, during 4Q our flagship Tier-One printer customer commenced mass production of its new mainstream printers that integrate our touch technology”, Mr. Eriksson continued. “We expect this bellwether OEM, who keeps expanding our relationship, will have new Neonode-driven printers on retail shelves in the very near term, which in turn should accelerate our engagements with the remaining Tier One printers OEMs.”

“Finally, we recently signed a new contract with a Tier One eReader OEM, which should help us recapture the market share that was lost over the last year,” concluded Mr. Eriksson.

Financial Results for the Fourth Quarter of 2013

Fourth quarter 2013 consolidated net revenues of $1.0 million remained flat sequentially compared to the third quarter of 201. On a year-over-year basis, Q413 revenues decreased by 57%, due to a combination of the change in our revenue recognition cutoff date and reduction in eReader sales by certain customers.

Operating expenses decreased 4% to $3.8 million for the fourth quarter of 2013 compared to $4.0 million for the same quarter in 2012 attributed to a net reduction in our sales and marketing expense due to a reduction in headcount combined with an increase in our R&D costs to an increase in headcount, consultants and costs associated with building demo units. Consolidated fourth quarter net loss was $3.0 million, or $0.08 loss per share, compared with a net loss of $2.1 million, or $0.07 loss per share, for the comparable quarter in 2012.

Financial Results for the Year Ended December 31, 2013

Net revenues for the year ended December 31, 2013 was $3.7 million, compared to $7.1 million and $6.1 million for the years ended December 31, 2012 and 2011, respectively. Our net revenues for the year ended December 31, 2013 included $2.9 million from technology license fees from product shipments from twelve customers and $800,000 in non-recurring engineering services related to our touch solution from twenty-two customers. Our net revenues for the year ended December 31, 2012 included $6.2 million from technology license fees from product shipments from eight customers and $925,000 in non-recurring engineering services related to our touch solution from fifteen customers. Our net revenues for the year ended December 31, 2011 included $5.8 million from technology license fees from four customers and $287,000 in non-recurring engineering services related to our touch solution from six customers.

The decrease in overall net revenues in the year ended December 31, 2013 compared to the year ended December 31, 2012 is primarily due to a decrease in license fees primarily from Amazon. The decrease in net revenues earned from Amazon was partially offset by an increase in net revenues earned from other customers.

As of December 31, 2013, we had thirty-three signed technology license agreements with global OEMs. This compares with twenty-four and twelve signed technology license agreements with global OEMs as of December 31, 2012 and 2011, respectively. Twelve of our customers are currently shipping products and we anticipate others will initiate product shipments as they complete their final product development and manufacturing cycle throughout 2014.

Gross margin was $2.1 million for the year ended December 31, 2013 compared to $5.7 million and $5.2 million for the years ended December 31, 2012 and 2011, respectively. Our gross margin has decreased due to the decrease in our total revenues particularly our license fee revenues.

Research and development (“R&D”) expenses for the year ended December 31, 2013 was $7.2 million compared to $5.7 million and $1.9 million for the years ended December 31, 2012 and 2011,respectively We continue to pursue and expand R&D expenditures on the development of our touch and other technologies.

Sales and marketing (“S&M”) expenses for the year ended December 31, 2013 was $2.7 million, compared to $4.4 million and $1.8 million for the years ended December 31, 2012 and 2011, respectively. The decrease in 2013 as compared to 2012 is primarily related to a decrease in sales personnel, marketing and travel expenses in addition to a decrease in non-cash stock option and warrant expense. The increase in 2012 as compared to 2011 is primarily related to an increase in sales personnel, marketing, trade shows and travel expenses.

General and administrative (“G&A”) expenses for the year ended December 31, 2013 was $5.1 million compared to $4.7 million and $3.5 million for the years ended December 31, 2012 and 2011, respectively. The increase in the year ended December 31, 2013 compared to 2012 is primarily due to an increase in legal fees, particularly legal fees related to patent filings, offset by a decrease in non-cash stock option and warrant expense.  The increase in 2012 as compared to 2011 is primarily related to an increase in headcount and non-cash stock options expense.

As a result of the factors discussed above, we recorded a net loss of $13.1 million for the year ended December 31, 2013 compared to a net loss of $9.3 million and $17.1 million for the years ended December 31, 2012 and 2011, respectively.

Cash totaled $8.8 million at December 31, 2013 compared to $9.1 million at December 31, 2012. Common shares on a fully diluted basis totaled 40.4 million on December 31, 2013, compared to 39.8 million at December 31, 2012.

Conference Call Information

The Company will host a conference call Thursday, March 6, 2014 at 10AM. Eastern Standard Time (EST) featuring remarks by, and Q&A with, Neonode’s CEO Thomas Eriksson, CFO David Brunton, and Daniel Gelbtuch (SVP of Corporate Finance & IR).

Please use the following link to register for the call:
http://us.meeting-stream.com/neonode_030614

The dial-in number for the conference call is (877) 539-0733 (U.S. domestic) or (678) 607-2005 (international). To access the call all participants must use the following Conference ID: # 3420337. Please make sure to call at least five minutes before the scheduled start time.

For interested individuals unable to join the live event, a digital recording for replay will be available for 30 days after the call's completion - 3/06/2014 (1PM EST) to 4/07/2014. To access the recording, please use one of these Dial-In Numbers (800) 585-8367 or (404) 537-3406, and the Conference ID # 3420337.

About Neonode

Neonode Inc. (NASDAQ:NEON) develops and licenses the next generation of MultiSensing® touch technologies, allowing companies to differentiate themselves by making high performing touch and proximity sensing solutions at a competitive cost. Neonode is at the forefront of providing unparalleled user experiences that offer significant advantages for OEM's. This includes state-of-the-art technology features such as low latency pen or brush sensing with high speed scanning, proximity-, pressure-, and depth sensing capabilities and object-size measuring on any surface.

Neonode’s patented MultiSensing® touch technology is developed for a wide range of devices like wearable’s, notebooks, all in one computers, monitors,  mobile phones, tablets and e-readers, toys and gaming consoles, printers and office equipment and automotive systems. NEONODE®, the NEONODE Logo and zFORCE® are trademarks of Neonode Inc. registered in the United States and other countries.  MULTISENSING®, LIQUID SENSING™ and ALWAYSON™ are trademarks of Neonode Inc.  For more information please visit www.neonode.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to expectations, future performance or future events, and product cost, performance, and functionality matters. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode’s actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors are discussed under “Risk Factors” and elsewhere in Neonode’s public filings with the U.S. Securities and Exchange Commission from time to time, including Neonode’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today’s date, and Neonode undertakes no duty to update or revise them.

© 2013, Neonode Inc. All rights reserved. Neonode is a registered trademark of Neonode Inc.

For more information, please contact:

Investor Relations:
Daniel Gelbtuch
P:  +1 408.550.2828
Email: daniel.gelbtuch@neonode.com

NEONODE INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	As of	As of
	December 31,	December 31,
	2013	2012

ASSETS
Current assets:
Cash	$8,815	$9,097
Accounts receivable	969	2,123
Prepaid expenses and other current assets	1,352	550
Total current assets	11,136	11,770
Non-current assets:
Deposits	-	68
Property and equipment, net	335	330
Total non-current assets	335	398

Total assets	$11,471	$12,168

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$479	$539
Accrued expenses	978	804
Deferred revenues	3,666	2,725
Total current liabilities	5,123	4,068

Total liabilities	5,123	4,068

Stockholders' equity:
Series A Preferred stock, 444,541 shares authorized with par value of $0.001 per share; 0 and 83 shares issued and outstanding at December 31, 2013 and 2012. (In the event of dissolution, each share of Series A Preferred stock has a liquidation preference equal to par value of $0.001 over the shares of common stock)	--	--
Series B Preferred stock, 54,425 shares authorized with par value of $0.001; 83 and 95 shares issued and outstanding at December 31, 2013 and 2012, respectively. (In the event of dissolution, each share of Series B Preferred stock has a liquidation preference equal to par value of $0.001 over the shares of common stock)	--	--
Common stock, 70,000,000 shares authorized at December 31, 2013 and 2012 with par value of $0.001; 37,933,799 and 33,331,182 shares issued and outstanding at December 31, 2013 and 2012, respectively	38	33
Additional paid-in capital	157,994	146,677
Accumulated other comprehensive income	11	5
Accumulated deficit	(151,695)	(138,615)
Total stockholders' equity	6,348	8,100
Total liabilities and stockholders' equity	$11,471	$12,168

NEONODE INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Years Ended December 31,
	2013	2012	2011

Net revenues	$3,717	$7,137	$6,067
Cost of revenues	1,642	1,465	908

Gross margin	2,075	5,672	5,159

Operating expenses:
Product research and development	7,235	5,741	1,858
Sales and marketing	2,732	4,372	1,812
General and administrative	5,079	4,721	3,533

Total operating expenses	15,046	14,834	7,203

Operating loss	(12,971)	(9,162)	(2,044)

Other expense:
Interest and other expense	--	--	(288)
Non-cash items related to debt discounts and deferred financing fees and the valuation of conversion features and warrants	--	--	(14,735)
Total other expense	--	--	(15,023)

Loss before provision for income taxes	(12,971)	(9,162)	(17,067)
Provision for income taxes	109	125	78
Net loss	$(13,080)	$(9,287)	$(17,145)

Loss per common share:
Basic and diluted loss per share	$(0.37)	$(0.28)	$(0.64)
Basic and diluted – weighted average number of common shares outstanding	35,266	33,003	26,784

NEONODE INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands)

	Years ended December 31,
	2013	2012	2011

Net loss	$(13,080)	$(9,287)	$(17,145)
Other comprehensive income (loss):
Foreign currency translation gain (loss)	6	(8)	76

Total comprehensive loss	$(13,074)	$(9,295)	$(17,069)

NEONODE INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Years Ended December 31,
	2013	2012	2011

Cash flows from operating activities:
Net loss	$(13,080)	$(9,287)	$(17,145)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	2,656	3,499	550
Depreciation and amortization	144	97	26
Loss on disposal of assets	8	-	-
Debt discounts and deferred financing fees and the valuation of conversion features and warrants	-	-	14,735
Changes in operating assets and liabilities:
Accounts receivable	1,155	1,253	(3,228)
Prepaid expenses and other current assets	(641)	(296)	(79)
Accounts payable and accrued expenses	19	239	322
Deposits	-	(68)	-
Deferred revenues	938	819	1,366

Net cash used in operating activities	(8,801)	(3,744)	(3,453)

Cash flows used in investing activities:
Purchase of property and equipment	(155)	(310)	(114)

Cash flow from financing activities:
Proceeds from issuance of convertible debt	-	-	4,228
Repayment of convertible debt	-	-	(25)
Proceeds from exercise of stock options	1,060	-	-
Proceeds from exercise of warrants	714	223	515
Proceeds from issuance of common stock, warrant repricing and preferred stock	6,892	-	10,787

Net cash provided by financing activities	8,666	223	15,505

Effect of exchange rates on cash	8	(12)	91

Net increase (decrease) in cash	(282)	(3,843)	12,029

Cash at beginning of year	9,097	12,940	911

Cash at end of year	$8,815	$9,097	$12,940

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-	$27
Cash paid for income taxes	$109	$125	$78